Exhibit 99.1

TeleTech Increases its Credit Facility to $1.2 Billion

Provides Increased Financial Capacity and Flexibility to Support
TeleTech’s Growth Initiatives, Strategic Acquisitions and Capital Distributions

DENVER, Colo., November 1, 2017 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of customer experience, engagement, and growth solutions delivered through its proprietary end-to-end HumanifyTM Customer Engagement as a Service offering, announced today that it has amended its revolving line of credit (“credit facility”) by exercising its accordion feature to increase the total commitments by $300 million to $1.2 billion. The credit facility will provide TeleTech with increased financial capacity and flexibility to support growth-oriented investments, strategic acquisitions, and discretionary capital distributions. There were no other material changes to the credit facility, which expires in February 2021.

“We are pleased with the outcome of our credit facility upsizing efforts,” commented Paul Miller, senior vice president and treasurer of TeleTech. “We not only achieved our objective to increase the commitment amount under the credit facility, but also preserved the existing favorable pricing and terms. The executive leadership team of TeleTech highly values the strong partnership with our relationship banks and their continuing support of the business and strategy.”

Wells Fargo Securities, LLC, Bank of America Merrill Lynch, HSBC Bank USA, N.A., BBVA Compass, Bank of the West, and KeyBank N.A. serve as Joint Lead Arrangers for the credit facility, and U.S. Bank, N.A. serve as a Documentation Agent.

ABOUT TELETECH

TeleTech (NASDAQ: TTEC) is a leading global provider of customer experience, engagement and growth solutions delivered through its proprietary end-to-end HumanifyTM Customer Engagement as a Service offering. Founded in 1982, the Company helps its clients acquire, retain, and grow profitable customer relationships. Using customer-centric strategy, technology, processes and operations, TeleTech partners with business leadership across marketing, sales and customer care to design and deliver a simple, more human customer experience across every interaction channel. TeleTech’s 48,000 employees live by a set of customer-focused values that guide relationships with clients, their customers, and each other. To learn more about how TeleTech is bringing humanity to the customer experience, visit TeleTech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation,

Investor Contact	Media Contact
Paul Miller	Olivia Griner
303.397.8641	303.397.8999

and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. We use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from what is expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined but are not limited to factors discussed in the sections entitled “Risk Factors” included in TeleTech’s filings with the US Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent quarterly financial reports on Form 10-Q. TeleTech’s filings with the SEC are available in the “Investors” section of TeleTech’s website, www.teletech.com and at the SEC’s public website at www.sec.gov. Our forward-looking statements speak only as of the date of the press release and we undertake no obligation to update them, except as may be required by applicable laws.

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